Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

The undersigned, Harp Sangha, the Chief Executive Officer of Douglas Lake Minerals Inc., and Antonia Bold-de-Haughton, the Chief Financial Officer of Douglas Lake Minerals Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Report on Form 10-QSB of Douglas Lake Minerals Inc., for the quarterly period ended November 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Douglas Lake Minerals Inc.

Date: January 19, 2007.
/s/ "Harpreet S. Sangha" ___________________________________
Harpreet S. Sangha President, Chief Executive Officer, Principal Executive Officer and a director
/s/ "Antonia Bold-de-Haughton" ___________________________________
Antonia Bold-de-Haughton Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director

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